Exhibit 99.1

MYALEPT PRODUCT LINE

(A Product of AstraZeneca Pharmaceuticals LP)

Abbreviated Financial Statements

As at and for the eleven months ended December 31, 2014

(With Independent Auditor’s Report Thereon)

Contents

Independent Auditor’s Report	2
Statement of Assets Acquired and Liabilities Assumed	3
Statement of Net Revenues and Direct Expenses	4
Notes to the Abbreviated Financial Statements	5

Independent Auditor’s Report

The Directors

Zeneca Inc.

We have audited the accompanying financial statements of the product line of the biological product metreleptin for injection, a product of AstraZeneca Pharmaceuticals LP, which is marketed as MYALEPT® in the United States (the “MYALEPT Product Line”) which comprise the statement of assets acquired and liabilities assumed as of December 31, 2014, and the related statement of net revenues and direct expenses for the eleven months then ended, and notes 1 to 7 to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the MYALEPT Product Line as of December 31, 2014 and its net revenues and direct expenses for the eleven months then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

The accompanying statements of assets acquired and liabilities assumed and net revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Aegerion Pharmaceuticals Inc. as described in Note 2 and are not intended to be a complete presentation of all net assets and the results of operations of the MYALEPT Product Line. Our opinion is not modified with respect to this matter.

KPMG LLP

London, United Kingdom

March 25, 2015

Statement of Assets Acquired and Liabilities Assumed

As at December 31, 2014

(Amounts in thousands)

Inventories	$9,042
Intangible asset	$73,634
Current trade and other payables	$(5,000)
Total assets acquired in excess of liabilities assumed	$77,676

See accompanying notes to abbreviated financial statements.

Statement of Net Revenues and Direct Expenses

For the eleven months ended December 31, 2014

(Amounts in thousands)

Net product revenues	$3,377
Cost of goods sold	$805

Gross profit	$2,572
Direct expenses:
Selling expenses	$9,218
Development expenses	$5,685
Amortisation expense	$2,466
Total direct expenses	$17,369

Direct expenses in excess of net revenues	$(14,797)

See accompanying notes to abbreviated financial statements.

Notes to the Abbreviated Financial Statements

As at and for the eleven months ended December 31, 2014

(Amounts in thousands)

(1)	Background

In August 2012, AstraZeneca PLC (AZ) entered into an agreement with Bristol-Myers Squibb, Inc. (BMS) to jointly purchase Amylin Pharmaceuticals Inc. (Amylin) and to collaborate on the development and commercialisation of Amylin’s portfolio of products. MYALEPT (metreleptin) was a product in Amylin’s late-stage portfolio at the date of acquisition.

In February 2014, AZ acquired BMS’s share of the Amylin business and equity, and took full ownership of the MYALEPT product line.

In February 2014, MYALEPT was approved by the Food and Drug Administration (FDA) for sale in the U.S. market as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy. AZ launched MYALEPT in the US in June 2014.

Pursuant to an Asset Purchase Agreement dated as of November 5, 2014, AstraZeneca Pharmaceuticals LP and its affiliate agreed to sell to Aegerion Pharmaceuticals, Inc. (Aegerion) certain enumerated assets (including inventory and intangible assets) and rights associated with MYALEPT, and the sourcing, manufacture and exploitation thereof, and Aegerion agreed to assume certain liabilities (including accrued expenses) relating to MYALEPT. Upon the closing of the purchase transaction on January 9, 2015, Aegerion acquired the global rights to develop, manufacture and commercialize MYALEPT, subject to an existing distributor license with Shionogi & Co., Ltd (Shionogi) covering Japan, South Korea and Taiwan, and assumed certain royalty, milestone and diligence obligations of Amylin and its affiliates related to MYALEPT.

(2)	Basis of Presentation

These accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. Historically, complete financial statements have never been prepared for the MYALEPT Product Line as AZ did not maintain the MYALEPT Product Line as a stand-alone business, division or subsidiary, and therefore it is impractical to prepare historical stand-alone or full carve-out financial statements for the MYALEPT Product Line. The statements of assets acquired and liabilities assumed and net revenues and direct expenses of the MYALEPT Product Line have been prepared in conformity with U.S. generally accepted accounting principles and have been derived from the operating activities directly attributed to the MYALEPT Product Line from AZ’s books and records. The statement of net revenues and direct expenses has been prepared for the eleven months ended December 31, 2014, being the period since approval of MYALEPT by the FDA and considered to be the most meaningful period for investors’ understanding of the MYALEPT business. The statement of net revenues and direct expenses does not purport to reflect all the costs, expenses, and cash flows that would have been associated had the MYALEPT Product Line been operated as a stand-alone, separate entity. In addition, the statement of net revenues and direct expenses may not be indicative of the operating results going forward given the omission of certain corporate overhead described in the notes to the financial statements and changes in the business that may be made by the acquirer. AZ’s transaction systems, including accounts receivable and accounts payable, which are used to record and account for cash transactions were not designed to identify assets and liabilities and receipts and payments on a product specific basis. As a result, cash flows for the MYALEPT Product Line are unavailable.

(3)	Summary of Significant Accounting Policies

(a)	Inventories

Inventories consist of finished product and inventories in progress. Finished product is expensed when the risk and reward of that inventory is transferred to a third party, which is generally upon shipment. Inventories are stated at the lower of cost or market value determined on the first-in, first-out method.

(b)	Intangible Asset

AZ’s acquisition of BMS’s share of Amylin was accounted for as a business combination. Consequently, the in-process research and development program related to MYALEPT was capitalised as an intangible asset at fair value ($65,000). Subsequent, separate payments are considered to be part of the original purchase price of the asset and have been added to the intangible asset. These include the milestones both paid and accrued to Rockefeller University upon launch in the US ($10,000) and the amount allocated to MYALEPT of the subsequent payment to BMS for acquisition of the Amylin business in China ($1,100). The total intangible asset of $76,100 is being amortized over an estimated useful life of 18 years. Amortization expense was $2,466 for the eleven months ended December 31, 2014 and accumulated amortization was $2,466 as of December 31, 2014. AZ reviews amortizable intangible assets for impairment whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, AZ compares expected undiscounted future cash flows to the carrying value of identifiable intangibles. If such assets are considered to be impaired, the impairment recognized is measured by the amount the carrying value exceeds the fair value of the assets. No impairment charges have been recorded for the eleven months ended December 31, 2014. Annual amortization expense for each of the next five years is scheduled to be $4,228 per year.

(c)	Revenue Recognition

Revenue from product sales is recognized when the earnings process is complete. Revenue for product sales is recognized at the time of shipment, when title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed and determinable. Net product sales include gross sales less estimated managed care costs, which include government rebates, product returns, coupons and certain other customer discounts. The following briefly describes the nature of the net sales adjustments:

Managed Care Costs

Managed care costs include estimated amounts for price rebate programs, charge backs from wholesalers and certain other sales related items. These rebates are based primarily on volume purchases, the attainment of market share levels, government mandates and wholesaler credits. Provision for these estimated costs are recorded at the time of sale and are periodically adjusted to reflect actual experience.

Product Returns

Under the signed distribution agreement for MYALEPT, there are no product returns. Once product is delivered to the distributor, title and risk of loss is transferred. No amounts have been recorded in the financial statements for product returns.

Coupons

Coupon programs are offered to patients to help lower out-of-pocket costs. These costs are recorded as a reduction to gross sales based on an estimate of the units to be redeemed at the coupon value. 100% of product revenues in the eleven months ended December 31, 2014 were made to a single customer.

(d)	Direct Selling Expenses

Direct selling expenses represent third-party costs directly related to the MYALEPT Product Line as well as other costs that have been allocated to the MYALEPT Product Line based on reasonable activity-based methods, including field sales costs and certain freight and distribution costs.

(e)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates.

(4)	Corporate Allocations

AZ performed certain corporate functions for the MYALEPT Product Line for the eleven months ended December 31, 2014, including, but not limited to, corporate management, certain legal services, administration of insurance, treasury, payroll administration, employee compensation and benefit management, and administration. The costs of these corporate services are not included in the statement of net revenues and direct expenses, as AZ does not allocate such costs by product. In addition, the statement of net revenues and direct expenses excludes any interest and income taxes.

(5)	Subsequent Events

AZ has evaluated its activity after December 31, 2014 until the date of issuance of the statements of assets acquired and liabilities assumed and net revenues and direct expenses through March 25, 2015, and is not aware of any other events that have occurred subsequent to December 31, 2014 that would require adjustments to or disclosures in the accompanying statements.

(6)	Trade and Other Payables

Current trade and other payables consist of a milestone of $5,000, payable to Rockefeller University 12 months following FDA approval of MYALEPT.

(7)	Studies

The following studies were included in the Biologics License Application (BLA) for MYALEPT:

National Institute of Health (NIH) Pivotal Studies 991265/20010769

Two investigator-initiated, open-label studies in patients with lipodystrophy conducted at the NIH, Study 991265 (completed) and Study 20010769 (ongoing), provide pivotal data for evaluation of the efficacy and safety of MYALEPT in patients with lipodystrophy.

Treatment IND FHA101

An ongoing, open-label Treatment IND study, FHA101, provides additional data on the efficacy and safety of MYALEPT in lipodystrophy patients with associated metabolic disorders including diabetes mellitus and/or hypertriglyceridemia.

Supporting Studies

In addition, five supporting obesity studies were included in the integrated safety analysis in the application (LEPT-970164, LEPT-970213, LEPT-980236, LEPT-970188, and LEPT-970171).

(8)	Supplemental Information - Development Expenses (unaudited)

Costs in connection with the development of new products and manufacturing methods are charged to development expenses as incurred. Development expenses were $5,685 in the eleven months ended December 31, 2014 (year ended December 31, 2013: $4,173). Future development expenses are expected to be primarily related to the ongoing post marketing commitments to the FDA for MYALEPT, the filing of a Marketing Authorization Application with the European Medicines Agency, and regulatory filings in other territories outside the United States, seeking marketing approval of metreleptin as a treatment for complications of leptin deficiency in generalized lipodystrophy patients, and the expected development in other potential indications for MYALEPT globally, including for the development of MYALEPT for severe partial lipodystrophy. It is expected that for the year ended December 31, 2015 the costs associated with the post marketing commitments to the FDA will be in the range of approximately $500 to $1,500. It is expected for the year ended December 31, 2016 the costs associated with the development of other potential indications globally will be in the range of approximately $10,000 to $15,000.